Exhibit 99.1

NORTH FORK BANCORP
275 Broad Hollow Road Melville, NY 11747    (631) 531-2058    FAX (631) 531-2759

FOR IMMEDIATE RELEASE	Contact:	Daniel M. Healy Executive Vice President Chief Financial Officer (631) 531-2058
NORTH FORK TO PRESENT AT KBW REGIONAL BANK CONFERENCE IN BOSTON

     Melville, N.Y. — February 27, 2006 — North Fork Bancorporation, Inc. (NYSE: NFB) will be presenting at the Keefe, Bruyette & Woods 2006 Regional Bank Conference in Boston on Wednesday, March 1 at 9:10 a.m. (ET).

     KBW is scheduled to webcast North Fork’s presentation live during the conference. The webcast will be available on North Fork’s website at http://www.northforkbank.com click on KBW Regional Bank Conference — March 1, 2006. A printable version of the presentation slideshow will also be available on the website.